UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Shareholders was held on May 13, 2016. During this Annual Meeting, shareholders were asked to consider and vote upon two proposals: (1) to elect six directors, each to serve for a term of one year to expire at the next annual meeting of shareholders and until his successor has been elected and qualified or until his earlier death, resignation or removal, and (2) an advisory vote to ratify KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.

On the record date of March 18, 2016, there were 34,787,777 shares of the Company’s common stock issued and outstanding and entitled to vote at the annual meeting. For each proposal, the results of the shareholder voting were as follows:

1.	The following nominees were each elected to serve as director for a term of one year to expire at the next annual meeting of shareholders and until his successor has been elected and qualified or until his earlier death, resignation or removal based upon the following votes:

Name	For	Withhold Authority
Steven L. Berman	29,735,336	768,950
Paul R. Lederer	25,181,839	5,322,447
Edgar W. Levin	29,488,819	1,015,467
Richard T. Riley	29,882,428	621,858
Mathias J. Barton	30,209,219	295,067
G. Michael Stakias	30,136,834	367,452

Broker Non-Votes for the election of directors totaled 2,203,290

2.	KPMG LLP was ratified as the Company’s independent registered public accounting firm for the 2016 fiscal year based upon the following votes:

Votes in Favor	Votes Against	Abstain
31,384,565	1,038,535	284,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: May 16, 2016	By:	/s/ Michael P. Ginnetti
Name: Michael P. Ginnetti
Title: Chief Financial Officer